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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Tollgrade Communications, Inc. and Subsidiaries on Form S-8 (Registration No. 333-4290 and Registration No. 333-52907) of our report dated January 25, 1999, on our audits of the consolidated financial statements and financial statement schedule of Tollgrade Communications Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference or included in this Form 10-K.



                                              /s/ PRICEWATERHOUSECOOPERS LLP


Pittsburgh, Pennsylvania
March 25, 1999